Exhibit 99.1

Investview (“INVU”) Reports Accelerating Growth: Highest Monthly Gross Revenue and Income in Company’s History for April 30, 2021

Investview Growth Accelerating: Record Breaking April 2021 Net Revenue Growth of 392% year over year to $10 million and Income from Operations Growth of 1,332% year over year to $4.5 million

●	Gross Revenue of $14.8 million, up 598% Year-Over-Year April
●	Net Revenue of $10 million, up 392% Year-Over-Year April
●	Net Income of $4.3 million, up $5.5 million or 426% Year-Over-Year April
●	Income from operations of $4.5 million, up 1,332% Year-Over-Year April
●	Bitcoin Mining Gross Revenue of $3.6 million, up 756% Year-Over-Year April
●	Bitcoin Mined over 12 months period ending April 2021, 806.34 Bitcoin
●	Digital currency holdings as of April 30th, 2021, $7.7 million in Bitcoin and NDAU
●	Cash and Restricted Cash as of April 30th, 2021 was $10.2 million, up 53% over prior month

Eatontown, NJ, May 18, 2021 - Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, is pleased to announce a new all-time record high combined revenue and income for the month of April from its product sales and Bitcoin mining business segments.

“Our record revenue for April demonstrates solid performance across all reporting business segments. Given the continued strength and momentum of our existing business segments and planned expansions, along with our new additions through our financial services group subsidiary and our new Blockchain management of digital assets and repair service business, we anticipate further growth in revenue and profitability as we expand our business verticals and gain market share in each business segment” said Joe Cammarata, Investview CEO.

“We are proud of our April performance results, which included both revenue and income records across all business segments and strong double-digit growth in each of our product categories, driving financial performance results to an all-time high,” said Mario Romano, Investview Director of Finance. “These results allowed us to generate net revenue of $10 million, net income of $4.3 million, and income from operations of $4.5 million for the month of April 2021. We are confident in our future and intend to continue to make qualified strategic investments to support our long-term plans. These initiatives will strengthen our balance sheet and cash position, and when combined with our consistent focus on our highest-return priorities, we are confident, will generate sustainable long-term value for our shareholders.”

April 2021 Financial Highlights

●	Consolidated gross revenue was $14.8 million in April 2021, the highest monthly revenue in the Company’s history

●	Consolidated gross revenue increased an estimated 98% over March 2021 consolidated gross revenue of $7.5 million

●	Consolidated net income was $4.3 million in April 2021, the highest monthly net income in the Company’s history

●	Our digital currency holdings of BTC and NDAU increased an estimated 23% to $7.7 million as of April 30, 2021 versus $6.2 million as of March 31, 2021

●	Our Cash and Restricted Cash as of the period ending April 30th, 2021 was $10.2 million representing a 53% increase over the prior month of March 31st, 2021

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome
Phone Number: 732.889.4308
Email: pr@investview.com